Exhibit 23.2

                            James W. McLeod, P. Geo.
                             2840 Hwy 95, Alt S. #7
                            Silver Springs, NV 89429
                               Phone: 775 577-5393
                              jjmcleod@xplornet.com


U.S. Securities and Exchange Commission
Washington, D.C. 20549

                                     CONSENT

1, James W. McLeod, P.Geo., am the author of a Report entitled "Review and Recommendations, Ford 1-4 Mineral Claims, Montezuma Peak Area, Esmeralda County, Nevada, USA", dated January 30, 2010, prepared for Cindisue Mining Corp.

This is to confirm that I consent to the references to myself in the Registration Statement filed with the United States Securities and Exchange Commission by Cindisue Mining Corp. and with the summary of the information contained in the Ford 1-4 Report in the Registration Statement.

I also consent to Cindisue Mining Corp. distributing copies of the Report to its shareholders or prospective investors, and to the disclosure of the Report on their website for electronic viewing.

Dated at Silver Springs, NV this 22nd day of February, 2010.


                              /s/ James W. McLeod
                              -----------------------------
                              James W. McLeod
                              Consulting Geologist